EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK12 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, Argentic Services Company LP, as Special Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan prior to March 12, 2021, Situs Holdings, LLC, as Special Servicer of the Fair Oaks Mall Mortgage Loan on and after March 12, 2021, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Apple Campus 3 Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Apple Campus 3 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Apple Campus 3 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apple Campus 3 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apple Campus 3 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Apple Campus 3 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apple Campus 3 Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Extra Space - TIAA Self Storage Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the North Bay Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the North Bay Portfolio Mortgage Loan prior to July 2, 2021, LNR Partners, LLC as Special Servicer for the North Bay Portfolio Mortgage Loan on and after July 2, 2021, Wilmington Trust, National Association, as Trustee for the North Bay Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the North Bay Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the North Bay Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the North Bay Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the North Bay Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Northwest Hotel Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Northwest Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Northwest Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Northwest Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Northwest Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Northwest Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Northwest Hotel Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for The Gateway Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for The Gateway Mortgage Loan prior to June 1, 2021, Situs Holdings, LLC, as Special Servicer for The Gateway Mortgage Loan on and after June 1, 2021, Wilmington Trust, National Association, as Trustee for The Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Gateway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Gateway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Gateway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the The Gateway Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 181 Fremont Street Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 181 Fremont Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 181 Fremont Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 181 Fremont Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 Fremont Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 181 Fremont Street Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)